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                                             FMC Technologies, Inc.
                                                  Quarterly Report
                                                  on Form 10-Q for
                                                     June 30, 2001


Exhibit 15    Letter re: Unaudited Interim Financial Information
              --------------------------------------------------



FMC Technologies, Inc.
Chicago, Illinois


Ladies and Gentlemen:

Re: Registration Statement No. 333-55920 on Form S-1/A and Registration Statement No. 333-62996 on Form S-8.

With respect to the subject registration statements, we acknowledge our awareness of the incorporation by reference therein of our report dated July 31, 2001 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.



Very truly yours,



KPMG LLP

Chicago, Illinois
August 14, 2001